Investor Contact:	Tonya Chin
408-962-2573
tchin@shoretel.com

SHORETEL REPORTS FINANCIAL RESULTS FOR
FIRST QUARTER FISCAL YEAR 2010

-National Partner and International Revenue Show Strong Sequential Growth
-Company Making Strategic Investments to Accelerate Market Share Growth

SUNNYVALE, Calif., October 28, 2009 – ShoreTel® (NASDAQ: SHOR), the leading provider of brilliantly simple IP phone systems with fully integrated Unified Communications (UC), today announced financial results for the first quarter of fiscal year 2010, which ended September 30, 2009.

For the first quarter of fiscal year 2010, revenue was $33.8 million, up 4 percent sequentially from the fourth quarter of fiscal 2009 and a 6 percent decrease from the first quarter of fiscal year 2009. GAAP net loss was $(2.1) million, or $(0.05) per share, compared to a GAAP net loss of $(2.2) million, or $(0.05) per share, reported in the first quarter of fiscal year 2009. Excluding stock-based compensation expenses of $2.1 million and related tax adjustments, the non-GAAP net loss for the first quarter of fiscal year 2010 was $(91,000), or $0.00 per share, compared to non-GAAP net income of $0.5 million, or $0.01 per diluted share, reported in the first quarter of fiscal year 2009.

GAAP gross margins for the first quarter of fiscal year 2010 were 64.1 percent, compared with 64.0 percent during the same quarter last year. GAAP gross margins in the first quarter of fiscal year 2010 included $138,000 in stock-based compensation expenses, compared to $224,000 in the first quarter of fiscal year 2009. Non-GAAP gross margins, which exclude stock-based compensation expenses, were 64.5 percent in the first quarter of fiscal year 2010, up from 64.0 percent in the prior quarter and compared with 64.6 percent during the same quarter last year.

As of September 30, 2009, the company had $111.5 million in cash, cash equivalents and short-term investments. The company generated approximately $5 million in cash flow from operations during the quarter.

“We are very excited about the opportunity ahead of us. The market we serve is undergoing a major transition. Our best-in-class solution and rock solid balance sheet give us a significant advantage in the marketplace.  Customers would rather buy cutting-edge products from ShoreTel versus legacy TDM solutions from competitors that have significant long-term debt loads,” said John W. Combs, chief executive officer of ShoreTel. “ShoreTel plans to continue to grow its market share over the coming quarters. We have mapped out a comprehensive plan for the next several quarters designed to accelerate long-term revenue growth and increase value to our stockholders.”

Plans for Strategic Future Growth

Several factors affecting the voice over IP (VoIP) industry have led management to conclude that the opportunity is right to invest in the company's future. First, the transition from legacy TDM solutions to VoIP-based UC systems is continuing to march forward, putting increased pressure on the TDM hybrid system suppliers. Second, the competitive landscape is undergoing significant transition, which presents an opportunity for the company over the coming quarters. Third, customers continue to place higher value on the ability to manage all of their communications from a single UC solution. ShoreTel's Personal Communication Manager has the highest worldwide market share in the SMB market, clearly demonstrating its leadership in UC. And finally, ShoreTel has been successful in launching its pure IP product line into AT&T, Verizon, Qwest and Telstra, the leading telecommunications carrier in Australia. These organizations represent a significant opportunity to accelerate growth given their leadership positions in their markets. With ShoreTel's strong track record of operational excellence, including four years of world-class customer service levels, a win rate of over 50 percent, and 40 percent growth in market share in the last four quarters, it is poised to take advantage of the many opportunities in its market.

Over the course of the next several quarters, the company plans to make investments intended to accelerate its revenue growth. ShoreTel plans to increase its sales force significantly in fiscal 2010 to support its growing distribution channel and accelerate the ramp-up of its telecommunication carrier partners. The company also plans to accelerate its product roadmap by increasing spending in research and development. Additionally, ShoreTel will substantially increase its investment in its ongoing branding campaign to improve its consideration rate with customers.

Operational Highlights for the First Quarter of Fiscal Year 2010

Continued Market Share Growth

ShoreTel continued its strong growth in market share, increasing its Pure IP market share in the United States to approximately 7.7 percent, based upon data provided by Synergy Research for the June 2009 quarter. In addition Synergy reported that the U.S. telephony market stabilized during the June 2009 quarter after two quarters of double-digit sequential decline.

World’s First UC Vendor to Interoperate with Skype for SIP; Enhanced Technology to Streamline Business Processes

In September, the company announced its interoperability between the ShoreTel UC system and the beta version of Skype for SIP. ShoreTel was the world's first UC vendor to achieve interoperability with Skype for SIP. Skype for SIP allows ShoreTel's business customers and their employees to receive inbound calls through their ShoreTel SIP-enabled UC system from more than 400 million registered Skype users around the world at no cost to the Skype user. In addition, organizations using ShoreTel can reduce their costs further by directing outbound calls from devices connected to the ShoreTel UC system via Skype for SIP to landlines and mobile devices worldwide at low Skype rates.

The company also released ShoreTel Contact Center 5.1, the latest version of its application suite designed for high-performance and highly available inbound and outbound multimedia contact centers. The new release features support for seven additional languages and advanced reporting features that help dramatically improve customer service while reducing deployment and maintenance costs. The addition of more open interfaces to the release makes it easier for organizations to integrate custom applications that help streamline processes and provide business intelligence. All-in-one capabilities of Contact Center 5.1 include multimedia, integrated interactive voice response (IVR), outbound functionality, integrated reporting, hot standby redundancy and an intuitive call flow builder.

Partnering with IBM to Develop Unique SMB Solution

In July, ShoreTel announced an agreement with IBM to integrate ShoreTel's Unified Communications system with the new Lotus Foundations Reach product. The result is designed to be an affordable "office in a box" solution that combines a full range of IT, email, productivity and collaboration applications, such as Lotus Sametime, with ShoreTel's brilliantly simple UC solution. The combined solution is expected to be targeted globally at small to midsize businesses as well as branch offices of larger enterprises, where IT resources and skills are often limited. The solution is expected to bring enterprise-class reliability, rapid scalability and lower IT costs to the SMB market.

Notable Accomplishments in Customer Satisfaction

In July the company announced it had been named the "Top Rated Vendor for Enterprise Telecommunications Equipment" in The VendorRate Report Q2 2009. In addition, ShoreTel was ranked top overall vendor by the job function of channel partners. The independent report is a customer satisfaction survey that rated 347 vendors based on input from more than 1,500 IT professionals.

Business Outlook

The company is providing the following outlook for the quarter ending December 31, 2009:

•	Revenue is expected to be in the range of $31 to $35 million.

•
GAAP gross margins are expected to be in the range of 62.5 to 63.5 percent, including approximately $200,000 in stock-based compensation expenses. Non-GAAP gross margins are expected to be in the range of 63 to 64 percent.

•	GAAP operating expenses are expected to be in the range of $25 to $26 million, which includes approximately $2.0 million in stock-based compensation expenses. Non-GAAP operating expenses are expected to be in the range of $23 to $24 million.

Use of Non-GAAP Financial Measures
ShoreTel reports all financial information required in accordance with generally accepted accounting principles (GAAP), but it believes that evaluating its ongoing operating results may be difficult to understand if limited to reviewing only GAAP financial measures. Many investors have requested that ShoreTel disclose this non-GAAP information because it is useful in understanding the company’s performance as it excludes non-cash and other special charges that many investors feel may obscure the company’s true operating performance. Likewise, management uses these non-GAAP financial measures to manage and assess the profitability of its business and does not consider stock-based compensation expenses and other special charges and related tax adjustments in managing its core operations. ShoreTel has provided a reconciliation of non-GAAP financial measures in the tables of this press release. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures with their most directly comparable GAAP financial measure.

Conference Call Details for October 28, 2009
ShoreTel will host a corresponding conference call and live Webcast at 2:30 p.m. Pacific Daylight Time on October 28, 2009. To access the conference call, dial +1-877-584-6502 for the U.S. and Canada or +1-706-679-0430 for international callers and provide the operator with the conference identification number 35100821. The Webcast will be available live in the Investor Relations section of the company's corporate Web site at www.shoretel.com, and via replay beginning approximately two hours after the completion of the call until the company's announcement of its financial results for the next quarter.

An audio replay of the call will also be available to investors beginning at approximately 4:30 p.m. Pacific Daylight Time on October 28, 2009 until 11:59 p.m. Eastern Standard Time on November 4, 2009, by dialing +1-800-642-1687 or +1-706-645-9291 for callers outside the U.S. and Canada, and entering the conference identification number 35100821.

Legal Notice Regarding Forward-Looking Statements
ShoreTel assumes no obligation to update the forward-looking statements included in this release. This release contains forward-looking statements within the meaning of the “safe harbor” provisions of the federal securities laws, including, without limitation, statements by John W. Combs relating to the ShoreTel’s initiatives to increase its business and revenues, and statements in the “Business Outlook” section regarding ShoreTel’s anticipated future revenues, gross margins, operating expenses and other financial information. The forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. The risks and uncertainties include the global economic downturn, particularly in the United States, and the impact thereof on information technology spending, the intense competition in our industry, our reliance on third parties to sell and support our products, our dependence on key suppliers and other supply and manufacturing risks, our ability to control costs, our ability to attract, retain and ramp new sales personnel, uncertainties inherent in the product development cycle, including unforeseen delays and unknown defects, uncertainty as to market acceptance of new products and services, and other risk factors set forth in ShoreTel’s Form 10-K for the year ended June 30, 2009.

About ShoreTel, Inc.
ShoreTel, Inc., (NASDAQ: SHOR) is the provider of brilliantly simple Unified Communication (UC) solutions based on its award-winning IP business phone system. We offer organizations of all sizes integrated, voice, video, data, and mobile communications on an open, distributed IP architecture that helps significantly reduce the complexity and costs typically associated with other solutions. The feature-rich ShoreTel UC system offers the lowest total cost of ownership (TCO) and the highest customer satisfaction in the industry, in part because it is easy to deploy, manage, scale and use. Increasingly, companies around the world are finding a competitive edge by replacing business-as-usual with new thinking, and choosing ShoreTel to handle their integrated business communication. ShoreTel is based in Sunnyvale, California, and has regional offices in Austin, Texas, United Kingdom, Sydney, Australia and Munich, Germany. For more information, visit www.shoretel.com.

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(TABLES TO FOLLOW)

SHORETEL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)
(Unaudited)

	As of	As of
	September 30,	June 30,
	2009	2009
		As restated (1)

ASSETS
Current assets:
Cash and cash equivalents	$82,192	$73,819
Short-term investments	29,306	33,847
Accounts receivable - net	18,973	21,454
Inventories	13,068	11,805
Prepaid expenses and other current assets	3,536	3,110
Total current assets	147,075	144,035
Property and equipment - net	4,140	3,475
Other assets	7,925	8,114
Total assets	$159,140	$155,624

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$6,819	$7,774
Accrued liabilities -and other	5,503	4,494
Accrued employee compensation	7,070	4,895
Deferred revenue	16,033	15,255
Total current liabilities	35,425	32,418

Long-term liabilities:
Long-term deferred revenue	7,581	7,236
Other long-term liabilities	2,227	2,198
Total liabilities	45,233	41,852

Stockholders' equity:

Common stock (1)	211,478	209,238
Deferred stock compensation	(33)	(54)
Accumulated deficit (1)	(97,538)	(95,412)
Total stockholders' equity	113,907	113,772

Total liabilities and stockholders' equity	$159,140	$155,624

(1) Previous year financial statement was restated for stock-based compensation expenses;
see Form 8-K filed on October 23, 2009 for details.

SHORETEL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	September 30,
	2009	2008 As restated (4)

Revenue:
Product	$26,843	$30,014
Support and services	6,907	5,846
Total revenues	33,750	35,860
Cost of revenue
Product (1)	9,533	9,990
Support and services (1)	2,584	2,918
Total cost of revenue	12,117	12,908
Gross profit	21,633	22,952
Gross profit %	64.1%	64.0%

Operating expenses:
Research and development (1)	7,197	7,794
Sales and marketing (1,2)	12,017	11,173
General and administrative (1)	4,651	6,047
Total operating expenses	23,865	25,014
Loss from operations	(2,232)	(2,062)
Other income, net	128	432
Loss before provision for income taxes	(2,104)	(1,630)
Provision for income taxes	(22)	(608)
Net loss	$(2,126)	$(2,238)
Net loss per share available to common stockholders:
Basic	$(0.05)	$(0.05)
Diluted (3)	$(0.05)	$(0.05)

Shares used in computing net loss per share available to common stockholders:

Basic	44,385	43,318
Diluted (3)	44,385	43,318

(1) Includes stock-based compensation as follows:
Cost of product revenue	$27	$26
Cost of support and services revenue	111	198
Research and development	638	730
Sales and marketing	699	998
General and administrative	615	838
	$2,090	$2,790

(2) Includes restructuring benefit as follows:
Sales and marketing	$27	$-
	$27	$-

(3)
Diluted net income per share and share count reflect the weighted average number of common shares used in the basic net income per share calculation plus the effects of all potentially dilutive securities.  Potentially dilutive securities were not included in the compilation of diluted net loss per share for the periods which had a net loss because to do so would have been anti-dilutive.

(4)	Previous year financial statement was restated for stock-based compensation expenses;
  see Form 8-K filed on October 23, 2009 for details.

SHORETEL, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Amounts in thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	September 30,
	2009	2008 As restated (b)

GAAP gross profit	$21,633	$22,952
Stock-based compensation included in cost of revenue	138	224
Non-GAAP gross profit	$21,771	$23,176

GAAP gross profit %	64.1%	64.0%
Stock-based compensation	0.4%	0.6%
Non-GAAP gross profit %	64.5%	64.6%

Total GAAP operating expenses	$23,865	$25,014
Stock-based compensation included in operating expenses	(1,952)	(2,566)
Restructuring benefit included in operating expenses	27	-
Total non-GAAP operating expenses	$21,940	$22,448

GAAP net loss available to stockholders:	$(2,126)	$(2,238)
Adjustments for non-GAAP items	2,063	2,790
Tax effect of non-GAAP adjustments	(28)	(25)
Non-GAAP net income (loss) available to stockholders	$(91)	$527

GAAP diluted net loss per share (a):	$(0.05)	$(0.05)
Adjustments for non-GAAP items	0.05	0.06
Tax effect of non-GAAP adjustments	0.00	0.00
Non-GAAP diluted net income per share (a):	$(0.00)	$0.01
Shares Used in Non-GAAP diluted per share calculation	44,385	44,736

(a)
Diluted net income per share and share count reflect the weighted average number of common shares used in the basic net income per share calculation plus the effects of all potentially dilutive securities. Potentially dilutive securities were not included in the compilation of diluted net loss per share for the periods which had a net loss because to do so would have been anti-dilutive.

(b)	Previous year financial statement was restated for stock-based compensation expenses;
 see Form 8-K filed on October 23, 2009 for details.

SHORETEL, INC.
RECONCILIATION OF GAAP TO NON-GAAP Q2 PROJECTIONS
(Amounts in thousands)
(Unaudited)

	Three Months Ending
	December 31, 2009

	High	Low
GAAP gross profit %	63.5%	62.5%
Adjustments for stock-based compensation	0.5%	0.5%
Non-GAAP gross profit %	64.0%	63.0%

Total GAAP operating expenses	$26,000	$25,000
Adjustments for stock-based compensation	$(2,000)	$(2,000)
Total non-GAAP operating expenses	$24,000	$23,000